AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 2000
                         REGISTRATION NO. 333-_________
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  EVERCEL, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                         ------------------------------

               DELAWARE                                       06-1528142
     (State or Other Jurisdiction                          (I.R.S. Employer
          of Incorporation or                           Identification Number)
             Organization)



                                2 LEE MAC AVENUE

                           DANBURY, CONNECTICUT 06810
                                 (203) 825-3900

               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                         ------------------------------
             ROBERT L. KANODE, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  EVERCEL, INC.

                                2 LEE MAC AVENUE

                           DANBURY, CONNECTICUT 06810
                                 (203) 825-3900

            (Name, Address Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                    COPY TO:

                             RICHARD A. KRANTZ, ESQ.
                               ROBINSON & COLE llp
                                FINANCIAL CENTRE
                              695 EAST MAIN STREET
                             Stamford, ct 06904-2305
                                 (203) 462-7500

                              --------------------


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

                              --------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
Title of each Class of       Amount to be        Proposed Maximum      Proposed Maximum      Amount of Registration
   Securities to be         Registered (1)      Offering Price per    Aggregate Offering               Fee
      Registered                                    Share (2)              Price (2)
-------------------------------------------------------------------------------------------------------------------------------
   Common Stock, par

 value $0.01 per share     1,555,200 shares           $16.00              $24,883,200                $6,569
-------------------------------------------------------------------------------------------------------------------------------

(1) Includes 960,000 shares of common stock which may be issued upon the conversion of the Series A Cumulative Convertible Preferred Stock of Evercel, Inc. and an additional 595,200 shares of common stock which may be issued upon the exercise of the related warrants.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low sale prices of the registrant's Common Stock on September 6, 2000, as reported by Nasdaq.

                         ------------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                         ------------------------------

                                   PROSPECTUS

                                  EVERCEL, INC.



             1,555,200 Shares Common Stock, par value $.01 per share


     This prospectus constitutes a prospectus of Evercel, Inc., a Delaware corporation (the "Company"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "1933 Act"), of an aggregate of up to 1,555,200 shares of the Common Stock, par value $.01 per share of the Company (the "Common Stock"), consisting of 960,000 shares which may be issued by the Company upon the conversion of the Company's Series A Cumulative Convertible Preferred Stock and an additional 595,200 shares which may be issued by the Company upon exercise of the related warrants.


     The shares of Common Stock of the Company offered hereby (the "Shares") may be sold from time to time by the holders thereof (the "Selling Shareholders") in brokers' transactions at prices prevailing at the time of sale or as otherwise described in "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares. Expenses of the registration of the Shares, including legal and accounting fees of the Company, will be paid by the Company. The Selling Shareholders may pay usual and customary brokers' commissions.


     This Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow future sales by the Selling Shareholders without restriction. To the knowledge of the Company, the Selling Shareholders have made no arrangement with any brokerage firm for the sale of the Shares. A Selling Shareholder may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with sales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

     The Shares have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the states in which such transactions occur, or the existence of an exemption from registration.

     The Common Stock of the Company, including the Shares, is listed on the NASDAQ National Market (the "NASDAQ"). The last reported sale price on the NASDAQ on September 6, 2000, was $16.00 per share.

                            -------------------------


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is September 7, 2000

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files, reports, proxy statements and other information with the Securities and Exchange Commission ( the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Office of the
Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. The Company files its reports, proxy statements and other information with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information on issuers that file electronically with the Commission. The address of such Web site is "http://www.sec.gov". The Company's Common Stock is listed on the NASDAQ. Reports and other information concerning the Company can be inspected and copied at the NASDAQ office at 1735 K Street N.W., Washington D.C. 20008.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Commission pursuant to the 1934 Act, are hereby incorporated by reference:

1.   The Company's Annual Report on Form 10-K filed on March 30, 2000; and

2. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A of the Company, filed pursuant to Section 12 of the 1934 Act (Commission File No. 1-14919 and 0-25411).

     Each document filed  subsequent to the date of this Prospectus  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13 of the 1934 Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this Prospectus or be a part from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company has filed with the Commission a Registration Statement (together with any amendments thereto, the "Registration Statement") under the 1933 Act, with respect to the shares of Common Stock offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to  the  copy  of  such  contract or other  document  filed as an exhibit to the
Registration Statement or such other document, each such statement being qualified in all respects by such references.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document referred to above which has been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Secretary, Evercel, Inc., 2 Lee Mac Avenue, Danbury, Connecticut 06810, (203) 825-3900.

                                   THE COMPANY

     We have developed the first rechargeable nickel-zinc battery with commercially acceptable cycle life. We believe that our patented, independently tested and proven technology is superior to the competing battery technologies in our target markets. We intend to manufacture and sell our batteries in two premium markets. We benefit from a joint venture (the "Joint Venture") in the Peoples Republic of China that produces batteries for the scooter market. We will also produce batteries in a domestic manufacturing facility for the electric trolling motor market, used in sportfishing boats. The Joint Venture has received its first order to supply batteries for 1,500 scooters.

     Our proprietary nickel-zinc battery is the result of over 30 years and a substantial investment in research and development in advanced battery technologies. We believe that our technology has created significant barriers of entry into our targeted markets. Our manufacturing process and patented technology allow us to produce batteries with a unique combination of characteristics including high power, low weight, low maintenance, environmental acceptance and low lifetime cost when compared to other technologies in our markets.

     Our goal is to commercially introduce our battery technology to the motive power market. We intend to reach this goal by:

     o    Establishing Evercel as a premium brand name;

     o    Creating a manufacturing and distribution network with global reach;

     o    Selling scooter batteries directly to equipment manufacturers;

     o Selling trolling motor batteries to the consumer and premium boat manufacturers;

     o Expanding our strategic alliances to access additional markets for our batteries; and

     o Maintaining our technical leadership through continued research and development.

     We operated as the battery business group of FuelCell Energy, Inc. ("FuelCell"), formerly known as Energy Research Corporation, between 1970 and 1999. During that time, FuelCell focused primarily on the development and engineering of electricity production and storage by electrochemical means. On February 22, 1999, we were spun-off from FuelCell. At that time, FuelCell transferred to Evercel the intellectual property and principal assets related to the battery business group and certain liabilities related to those assets.

     We are a Delaware corporation incorporated on June 22, 1998. Our principal executive offices are located at 2 Lee Mac Avenue, Danbury, Connecticut 06810 and our telephone number is (203) 825-3900.

                              SELLING SHAREHOLDERS

     The following table lists the Selling Shareholders, the number of shares of Common Stock of the Company beneficially owned by such Selling Shareholders as of the date of this Prospectus, the number of shares to be offered by each of the Selling Shareholders and the number of outstanding shares to be owned by each of the Selling Shareholders after the sale. All information in this table assumes that all shares of the Company's Series A Convertible Cumulative Preferred Stock have been converted into shares of Common Stock and that each of the related warrants has been exercised in full.

     For each Selling Shareholder (other than the Selling Shareholders listed under the heading "Transferees of Burnham Securities Inc."), 960,000 of the Shares to be offered may be acquired upon conversion of Series A Convertible Cumulative Preferred Stock and 528,000 Shares may be acquired upon exercise of the related warrants at $8.25 per share. The Selling Shareholders listed under the heading "Transferees of Burnham Securities" may acquire from the Company 67,200 Shares to be offered hereunder upon exercise of warrants at $10.50 per share.



                         Selling                           Shares
                      Shareholder                      Offered Hereby

ANB Associates                                                 11,272
Delaware Charter Guarantee & TR CO                             33,818
    C/F James W. Armour Jr. IRA
Blum, Andrew                                                    2,818
Bordiga, Josette A.                                            22,545
Willow Creek Offshore Fund                                     56,363
Willow Creek Capital Partners, LP                              56,363
Brewer, David M. & Andrea                                      11,272
Burnham Asset Management                                        5,636
Cavalieri, Vivian                                              18,036
John W. Fisher IRA Rollover #2                                 11,272
    Delaware Charter GTY & TR CO TTEE
Fitzgerald, Paul H.                                             5,636
Forum Capital Offshore Fund Ltd.                               16,909
Forum Capital 2, Ltd.                                         112,727
Freedman, Richard                                              11,272
Fuld, Margo                                                     5,636
Galloway, Bruce                                                22,545
Delaware Charter Guarantee & TR CO                             22,545
    C/F Bruce Galloway IRA Rollover

Gelfenbein Family LP                                           11,272
Gellert, Michael E.                                            22,545
Gerson, James D. (1)                                           90,818
Gerson, Barbara c/f Fred Gerson (1)                            11,272
Gerson, Barbara c/f Simon Gerson (1)                           11,272
Goren Brothers LTD.                                            22,545
------------------------
(1) Mr. Gerson is a director of the Company and FCE. Barbara Gerson is his wife and Fred and Simon Gerson are his sons.

                         Selling                                   Shares
                      Shareholder                              Offered Hereby

Gutfreund, John (2)                                            11,272
Haff Partners LP                                               11,272
Humes, Graham                                                  22,545
Van Eck Emerging Market Opportunity                            22,545
    Portfolio

Jacombs Trading                                                22,545
Joffe, Ruth                                                    22,545
Kaplan, Stanley & Eileen                                       11,272
Kempner, Carl                                                  16,909
Kanode, Robert L. IRA Rollover (3)                              6,763
    Delaware Charter GTY & TR TTEE

LAMBDA IV, LLC                                                 28,181
Lamport, Aaron M.                                               4,509
Laurence, Sarah W.                                              3,381
Langner, Ellen V.                                              11,272
Langner, Jay B.                                                11,272
Lewis, Dan                                                     56,363
Daniel Lewis IRA                                               16,909
    Delaware Charter GTY & TR TTEE

Lewis, Michael                                                 11,272
Richard Lewisohn III IRA R/O #2                                 6,200
    Delaware Charter GTY & TR TTEE

Linclau, Joan R.                                               45,090
Lytton, Laurence W.                                            22,545
Lowenthal, Albert G.                                           16,909
Fahnestock & Co., Inc.                                         78,909
Pruzan, Lisa Ann                                                5,636
Lowenthal, Daryl E.                                             5,636
Lowenthal, Robert S.                                            5,636
Mangin Family Limited Partnership                              22,545
Manthos, Dimitri A.                                            11,272
Mayer, Clinton                                                 11,272
Mittleman, Robert                                               5,636
Mogen Investment                                               11,272
Nagelberg, Jeff & Audrey                                       16,909
NTS Financial Services                                         22,545
O'Connell, Jerry W.                                            22,545
Oliver, Ann                                                    11,272
Oppenheimer, Martin                                            11,272
Pakula, Sheila & Gerson                                        11,272
------------------------
(2)  Mr. Gutfreund is a director of the Company.
(3)  Mr. Kanode is the President and a director of the Company.

                         Selling                                   Shares
                      Shareholder                              Offered Hereby

Plaine, Leonard & Gillis                                       11,272
Pollak, Richard                                                11,272
Rosenthal, Jacqueline                                          22,545
Rosenthal, John P.                                             82,290
Singer, Sidney                                                 33,818
Sontek Industries Inc.                                         22,545
Sorrentino, Ralph J.                                           22,545
Strauss, Peter                                                 11,272
Thompson, Richard M.H.                                         11,272
Weiselberg, Jack & Jane                                        11,272
Wiener, Andrew & Allyson                                        5,636
Wiener, Howard L. & Freya D.                                   11,272

Transferees of Burnham Securities Inc.

John P. Rosenthal                                              14,382
Andrew W. Wiener                                               14,382
Bruce Galloway                                                  4,030
Ron Geffen                                                      2,000
Richard Lewisohn                                                6,406
Burnham Securities Inc.                                        26,000

                                     EXPERTS

     The financial statements of the Company as of December 31, 1999 and October 31, 1999 and 1998 and for the two-month period ended December 31, 1999 and for each of the years in the three-year period ended October 31, 1999 have been incorporated by reference in the Prospectus in reliance upon the report of KPMG LLP, independent public accountants, incorporated by reference and upon the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     The legality of the Shares has been passed upon for the Company by Robinson & Cole LLP, Stamford, Connecticut, counsel for the Company.

                              PLAN OF DISTRIBUTION

     The Shares to be offered pursuant to this Prospectus will be, when issued, fully paid and nonassessable and will be offered and sold by the Selling Shareholders for their own accounts. The Company will not receive any of the proceeds from these sales.

     The Selling Shareholders may offer and sell the Shares from time to time in transactions at market prices prevailing at the time of sale, at negotiated prices or otherwise. Sales may be made to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agents and/or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

         If required, this Prospectus will be supplemented to set forth a particular offering of Shares to be made, the number of Shares so offered for the Selling Shareholder's account and, if an offering is to be made by or through underwriters or dealers, the names of the underwriters or dealers and the principal terms of the arrangements between the underwriters or dealers and the Selling Shareholders.

         The Selling Shareholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the 1933 Act.

                                 INDEMNIFICATION

     The Company's Certificate of Incorporation provides that the Company's directors have the authority to provide in the Company's By-laws for the indemnification of directors and officers to the fullest extent permitted by law.

     The Company's By-laws provide that: The Company shall indemnify any present or former officer or director of the Company or the personal representatives thereof, made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company, or served any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Company, against judgments, fines (including excise tax assessed on such a person in connection with service to an employee benefit plan), amounts paid in settlement and reasonable expenses, including without limitation, court costs, attorneys' fees and disbursements and those of accountants and other experts and consultants incurred as a result of such action or proceeding or any appeal therein, all of which expenses as incurred shall be advanced by the Company pending the final disposition of such action or proceeding. Such required indemnification shall be subject only to the exception that no indemnification may be made to or on behalf of any director or officer in the event and to the extent that a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled (provided, that indemnification shall be made upon any successful appeal of any such adverse judgment or final adjudication). For purposes of indemnification, the Company shall be deemed to have requested such present or former officer or director to serve an employee benefit plan where the performance by such person of his duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan. The foregoing right of indemnification shall not be deemed exclusive of any and other rights to which any such person, his testator or interstate, may be entitled apart from this provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

                                TABLE OF CONTENTS

                                                                           Page

Available Information.........................................................2
Incorporation of Certain Documents by Reference ..............................2
The Company ..................................................................3
Selling Shareholders .........................................................4
Experts  7
Legal Matters ................................................................7
Plan of Distribution .........................................................7
Indemnification ..............................................................7

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The expenses in connection with the issuance and distribution of the securities being registered are:

     Filing Fee - Securities and Exchange Commission .....................$6,570
     Fee of Company's legal counsel*......................................$2,500
     Independent Accountants' fees*.......................................$2,500
     Miscellaneous expenses*..............................................$5,000

     *Total..............................................................$16,570

     * Estimated

     The Company will be responsible for the payment of all of the foregoing fees.

Item 15.  Indemnification of Directors and Officers.

     The Company's Restated Certificate of Incorporation provides that the Company's directors have the authority to provide in the Company's By-laws for the indemnification of directors and officers to the fullest extent permitted by law.

     The Company's By-laws provide that: The Company shall indemnify any present or former officer or director of the Company or the personal representatives thereof, made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company, or served any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Company, against judgments, fines (including excise tax assessed on such a person in connection with service to an employee benefit plan), amounts paid in settlement and reasonable expenses, including without limitation, court costs, attorneys' fees and disbursements and those of accountants and other experts and consultants incurred as a result of such action or proceeding or any appeal therein, all of which expenses as incurred shall be advanced by the Company pending the final disposition of such action or proceeding. Such required indemnification shall be subject only to the exception that no indemnification may be made to or on behalf of any director or officer in the event and to the extent that a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled (provided, that indemnification shall be made upon any successful appeal of any such adverse judgment or final adjudication). For purposes of indemnification, the Company shall be deemed to have requested such present or former officer or director to serve an employee benefit plan where the performance by such person of his duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan. The foregoing right of indemnification shall not be deemed exclusive of any and other rights to which any such person, his testator or interstate, may be entitled apart from this provision.

Item 16.  Exhibits

         5        Opinion and Consent of Robinson & Cole LLP.

         23(a)    Consent of Independent Auditors.

         23(b)    Consent of Robinson & Cole LLP is contained in Exhibit 5.

         24       Power of Attorney (see page II-3).

Item 17.  Undertakings

(a)  The undersigned small business issuer hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

     (2) That, for determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)  The undersigned registrant hereby undertakes that:

    (1) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Danbury, state of Connecticut, on August 31, 2000.

                                  EVERCEL, INC.
                                  (Registrant)



                                  By:   /s/ Robert L. Kanode
                                  Name:   Robert L. Kanode
                                  Title:  President and Chief Executive Officer

     We, the undersigned directors and officers of Evercel, Inc., do hereby constitute and appoint each of Mr. Robert L. Kanode and Mr. Daniel J. Samela, each with full power of substitution, our true and lawful attorney-in-fact and agent, to do any and all acts and things in our names and on our behalf in our capacities stated below, which acts and things either of them may deem necessary or advisable to enable Evercel, Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that they shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                  /s/ Robert L. Kanode
                                  ----------------------------------------------
                                  Name:  Robert L. Kanode        Date: 8/31/2000
                                  Title:  President, Chief Executive
                                          Officer and Director


                                  /s/ Allen Charkey
                                  ----------------------------------------------
                                  Name:  Allen Charkey         Date: 8/31/2000
                                  Title:  Executive Vice President and Chief
                                          Operating Officer and Director

                                  /s/ Daniel J. Samela
                                  ----------------------------------------------
                                  Name:   Daniel J. Samela     Date: 8/31/2000
                                  Title:  Chief Financial and Accounting Officer

                                  /s/ Jerry D. Leitman
                                  ----------------------------------------------
                                  Name:   Jerry D. Leitman     Date: 8/31/2000
                                  Title:  Chairman of the Board of Directors


                                  /s/Thomas L. Kempner
                                  ----------------------------------------------
                                  Name:   Thomas L. Kempner    Date: 8/31/2000
                                  Title:  Director



                                  ----------------------------------------------
                                  Name:   William A. Lawson    Date: 8/__/2000
                                  Title:  Director


                                  /s/ Warren D. Bagatelle
                                  ----------------------------------------------
                                  Name:   Warren D. Bagatelle  Date: 8/31/2000
                                  Title:  Director


                                  /s/ James D. Gerson
                                  ----------------------------------------------
                                  Name:   James D. Gerson      Date: 8/31/2000
                                  Title:  Director


                                  /s/ Robert Gable
                                  ----------------------------------------------
                                  Name:   Robert Gable         Date: 8/31/2000
                                  Title:  Director


                                  /s/ John H. Gutfreund
                                  ----------------------------------------------
                                  Name:   John H. Gutfreund    Date: 8/31/2000
                                  Title:  Director